SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 TRIMERIS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.  (14a-6(i)(2))
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[   ]   Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:


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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing party:

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    (4) Date filed:

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


                                 TRIMERIS, INC.
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707



                                                                   MAY ___, 1999


To the Stockholders of TRIMERIS, INC.


You are cordially invited to attend the 1999 Annual Meeting of the Stockholders of Trimeris, Inc., to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina 27709, on June 23, 1999 at 2:00 p.m. (local time).

We have enclosed details of the business that we will conduct at the Annual Meeting and other information about Trimeris, Inc. in the enclosed Notice of Annual Meeting and Proxy Statement. We urge you to read the Notice of Annual Meeting and Proxy Statement carefully.

If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.


Dr. Dani P. Bolognesi
Chief Executive Officer

Matthew A. Megaro
President

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).


                                 TRIMERIS, INC.
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 23, 1999


    The Annual Meeting of Stockholders of Trimeris, Inc. ("Trimeris" or the "Company") will be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina 27709, on June 23, 1999 at 2:00 p.m. (local time) (the "Annual Meeting") to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

        1. To elect two members of the Board of Directors for the term of office stated in the Proxy Statement. The Board has nominated the following persons for election for the two Class II Director seats at the Annual Meeting: Dr. Jesse I. Treu and Dr. Charles A. Sanders.

        2. To ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

        3. To consider and vote upon approval of an amendment to the Company's Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of authorized shares issuable pursuant to such Plan by 1,000,000; and

        4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on May 3, 1999 will be entitled to vote at the Annual Meeting and at any adjournments thereof. The transfer books will not be closed. For a period of at least 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the offices of the Company.

By Order of the Board of Directors,


Matthew A. Megaro
Secretary
Durham, North Carolina
May __, 1999

ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                                 TRIMERIS, INC.
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 23, 1999

     The enclosed proxy is solicited on behalf of the Board of Directors of Trimeris, Inc., a Delaware corporation ("Trimeris" or the "Company"), for use at the annual meeting of stockholders to be held at 2:00 p.m. (local time) on June 23, 1999, and at any adjournment or postponement of the annual meeting (the "Annual Meeting"). The Annual Meeting will be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina 27709. All stockholders of record on May 3, 1999 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the "Proxy") will be first mailed to stockholders on or about May 24, 1999.

    The mailing address of the principal executive office of the Company is 4727 University Drive, Suite 100, Durham, North Carolina 27707.

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the "Proposals"). Each Proposal is described in more detail in this Proxy Statement.


          VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

VOTING

    On May 3, 1999, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were ________ shares of common stock outstanding. Each holder of common stock is entitled to one vote on all matters brought before the Annual Meeting.

  For the proposal to elect directors, the two nominees who receive the most votes will be elected. If you withhold authority to vote for a nominee on your proxy card, your vote will not count for or against the nominee. For the proposal to ratify independent accountants and to amend the Stock Incentive Plan, a majority of the votes cast for the proposals are required for approval of those proposals.

    Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will have no effect on the Proposals. If you hold your shares with a broker and do not instruct your broker how to vote, your broker has authority to vote on the proposals to elect directors and to ratify the independent accountants, but does not have authority to vote on the proposal to amend the Stock Incentive Plan. Broker non-votes will have no effect on the proposal to amend the Stock Incentive Plan.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information we know with respect to the beneficial ownership of our common stock as of March 31, 1999, for each person or group of affiliated persons, who we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and executive officers, individually and as a group.

  Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of March 31, 1999 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 10,683,355 shares of common stock outstanding as of March 31, 1999.


                                PERCENT OF TOTAL


                                                            NUMBER OF SHARES       PERCENTAGE
BENEFICIAL OWNER                                           BENEFICIALLY OWNED        OWNED
----------------                                           ------------------      -----------
  Four Partners (1).......................................         725,700            6.8%
  Putnam Investments, Inc. (2)............................         620,300            5.8
  Capital Guardian Trust Company (3)......................         597,000            5.6
  Dani P. Bolognesi (4)...................................         139,025            1.3
  M. Ross Johnson (5).....................................         234,277            2.2
  Matthew A. Megaro (6)...................................         169,359            1.6
  Jesse I. Treu (7).......................................         472,234            4.4
  Jeffrey M. Lipton.......................................         140,255            1.3
  Brian H. Dovey (7)......................................         472,234            4.4
  Charles A. Sanders (8)..................................          30,123            *
  J. Richard Crout........................................             --             *
  All executive officers and directors as a group
  (seven persons) (9).....................................         966,412            8.9


* Less than one percent.

(1)Based on Schedule 13G filed with the SEC on March 18, 1999, Four Partners held sole voting power and sole dispositive power as to all of such shares. Four Partners' address is c/o Thomas J. Tisch, 667 Madison Avenue, New York, New York 10021.

(2)Based on Schedule 13G filed with the SEC on February 11, 1999, Putnam Investments, Inc. held sole voting power and sole dispositive power as to all of such shares. Putnam Investments, Inc.'s address is One Post Office Square, Boston, Massachusetts 02109.

(3)Based on Schedule 13G filed with the SEC on February 12, 1999, Capital Guardian Trust Company held sole voting power and sole dispositive power as to all of such shares. Capital Guardian Trust Company's address is 11000 Santa Monica Boulevard, Los Angeles, California 90025-3384.

(4)Includes 49,283 shares that Dr. Bolognesi may acquire pursuant to stock options exercisable within 60 days after March 31, 1999. Includes the following shares as to which Dr. Bolognesi disclaims beneficial ownership:
   11,765 shares beneficially owned by James C. Bolognesi Irrevocable Trust, for which James C. Bolognesi, Dr. Bolognesi's son, is the sole beneficiary and Sarah Bolognesi, Dr. Bolognesi's wife, is the sole trustee; 11,765 shares beneficially owned by Michael P. Bolognesi Irrevocable Trust, for which Michael P. Bolognesi, Dr. Bolognesi's son, is the sole beneficiary and Sarah Bolognesi is the sole trustee; and 10,329 shares that Sarah Bolognesi may acquire pursuant to certain stock options exercisable within 60 days after March 31, 1999.

(5)Does not include an aggregate of 85,518 shares beneficially owned by Michael Johnson and Greg Johnson, Dr. Johnson's sons, who have sole voting and investment power of such shares and as to which shares Dr. Johnson disclaims beneficial ownership. Includes 39,375 shares that Dr. Johnson may acquire pursuant to stock option exercisable within 60 days after March 31, 1999. See "Certain Relationships and Related Transactions."

(6)Includes 47,755 shares subject to certain contractual restrictions, which restrictions lapse with respect to 4,330 shares within 60 days after March 31, 1999, and an aggregate of 47,076 shares beneficially owned by Matthew A. Megaro as custodian for Anthony Megaro and Arianna Megaro, Mr. Megaro's son and daughter. Includes 20, 417 shares that Mr. Megaro may acquire pursuant to stock option exercisable within 60 days after March 31, 1999.

(7)Consists of shares held by affiliated entities as follows: 90,971 shares beneficially owned by Domain Partners III, L.P., whose general partner is One Palmer Square Associates III, L.P.; 3,147 shares beneficially owned by DP III Associates, L.P., whose general partner is One Palmer Square Associates III, L.P.; 30,453 shares beneficially owned by One Palmer Square Associates III, L.P.; and 332,246 shares beneficially owned by One Palmer Square Associates II, L.P. Dr. Treu and Mr. Dovey are general partners of One Palmer Square Associates II, L.P. and One Palmer Square Associates III, L.P. In such capacities, Dr. Treu and Mr. Dovey may each be deemed to be the beneficial owner of such shares, although each disclaims such beneficial ownership except to the extent of his pecuniary interest, if any. Also includes 15,417 shares that Dr. Treu and 15,417 shares that Mr. Dovey may acquire pursuant to stock options exercisable within 60 days after March 31, 1999. The address for Domain Partners II, L.P., Domain Partners III, L.P., DP III Associates, L.P., One Palmer Square Associates III, L.P., One Palmer Square Associates II, L.P., Dr Treu and Mr. Dovey is One Palmer Square, Princeton, New Jersey 08542.

(8)Includes 20,319 shares that Dr. Sanders may acquire pursuant to stock options exercisable within 60 days after March 31, 1999.

(9) See notes (1) - (8).

REVOCABILITY OF PROXIES

    Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing a notice of revocation or another signed Proxy with a later date with the Secretary of the Company at our principal executive office, 4727 University Drive, Suite 100, Durham, North Carolina 27707. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

PROXY SOLICITATION

    We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

    Our Board of Directors is currently composed of six members. In accordance with the terms of our Third Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual stockholder meeting, the successors to the Directors whose terms expire will be elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

VOTE REQUIRED

    The two candidates for the class of directors whose terms begin at the 1999 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of Trimeris. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named below for election, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the nominees listed below.

NOMINEES

    The following table sets forth information regarding the nominees:


                       YEAR FIRST              CLASS
                         ELECTED            TERMINATION
NAME                    DIRECTOR      AGE      YEAR          POSITION
----                   ----------     ---   -----------      --------
Jesse I. Treu, Ph.D.      1993        52       2002          Managing Member of Domain
                                                             Associates, LLC
Charles A. Sanders, M.D.  1996        67       2002          Self-Employed



BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2002

JESSE I. TREU, PH.D. has been Chairman of the Board of Directors of the Company since its inception. Dr. Treu will resign as Chairman in June 1999 at the annual meeting of stockholders. Dr. Treu has been a managing member of Domain Associates, LLC, a venture capital firm specializing in investments in life sciences, since 1986. Dr. Treu serves on the Boards of Directors of Focal, Inc. and GelTex Pharmaceuticals, Inc. Dr. Treu received his Ph.D. in Physics from Princeton University.


CHARLES A. SANDERS, M.D. has been a Director of the Company since October 1996. From 1989 to May 1995, Dr. Sanders was Chairman of the Board of Directors and Chief Executive Officer of Glaxo Inc. and a member of the Board of Directors of Glaxo plc. Prior to joining Glaxo, Dr. Sanders held a number of positions at Squibb Corporation, a multinational pharmaceutical corporation, including Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Dr. Sanders serves on the Boards of Directors of Magainin Pharmaceuticals, Inc., Vertex Pharmaceuticals Incorporated, Kendle International Inc., Scios Inc., Pharmacopeia, Inc., and Staffmark, Inc. Dr. Sanders received an M.D. degree from Southwestern Medical College of the University of Texas.

BOARD MEETINGS AND COMMITTEES

    Our Board of Directors met a total of seven times during the year ended December 31, 1998. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

    The Board has a standing Compensation Committee currently composed of Messrs. Lipton, Sanders and Dovey. The Compensation Committee met two times in 1998. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The Compensation Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under our existing incentive compensation plans.

    The Board also has a standing Audit Committee composed of Messrs. Crout, Treu and Sanders. The Audit Committee met once in 1998. The Audit Committee assists in selecting the independent accountants, designating the services they are to perform and in maintaining effective communication with those accountants.

The Company has no standing nominating committee.

DIRECTOR COMPENSATION

    The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Directors do not receive additional compensation in connection with their attendance at meeting. In addition, all eligible non-employee directors automatically receive an option to purchase 10,000 shares of Common Stock at each annual meeting. These options will have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date and will become exercisable after the completion of one year of service following such grant. Newly-elected directors will be granted an option to purchase 20,000 shares of Common Stock, with the options vesting ratably over the director's three year term. These options have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

    We are asking the stockholders to ratify the selection of KPMG LLP as our independent accountants for the year ending December 31, 1999.

VOTE REQUIRED

    The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent accountants for the year ending December 31, 1999.

    Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of KPMG LLP to serve as our independent accountants for the year ending December 31, 1999.

                                   PROPOSAL 3

AMENDMENT TO THE TRIMERIS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

  The Trimeris, Inc. Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Board and approved by the stockholders in October 1997. A copy of the Stock Incentive Plan is attached to the Proxy as Appendix A. You are being asked to vote on a proposal to approve an amendment to the Stock Incentive Plan to increase the number of shares of common stock available for issuance under the Stock Incentive Plan by 1,000,000 shares to a total of 2,602,941 shares of common stock. The Board adopted the amendment on April 21, 1999 subject to stockholder approval at the Annual Meeting. The Board believes the amendment is necessary to provide the Company with a sufficient reserve of common stock for future option grants needed to attract, employ, and retain employees, directors, and consultants of outstanding ability.


                     DESCRIPTION OF THE STOCK INCENTIVE PLAN

  Our Stock Incentive Plan provides for the grant of incentive stock options, restricted stock or other stock based awards to our employees, including directors who are employees, and for the grant of nonstatutory stock options, restricted stock or other stock-based awards to our employees, officers, directors, consultants and advisors. Our Stock Incentive Plan is administered by our compensation committee. A maximum of 1,602,941 shares are authorized for issuance under the Stock Incentive Plan. If the Stockholders approve Proposal No. 3, a maximum of 2,602,941 shares of common stock will be authorized for issuance under the Stock Incentive Plan. At March 31, 1999, there were approximately 185,000 shares authorized and available for grant. The exercise price of incentive stock options granted under our Stock Incentive Plan must be at least equal to the fair market value of the common stock on the date of grant.

  In the event an optionee ceases to be employed for any reason other than death or disability, each outstanding option held by the optionee will terminate and cease to be exercisable no later than three months after the date the optionee ceases to be employed by us. If an optionee dies, his or her options vest immediately. The Stock Incentive Plan provides that any option granted to a participant who is subject to the provisions of Section 16 of the Exchange Act shall not become exercisable for a period of at least six months following the date of grant.

In the event that:

o we merge with or consolidate into another corporation, which results in our stockholders owning less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

o   we sell all or substantially all of our assets,

o   we completely liquidate, or

o someone acquires 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us,

then all restricted stock awards shall become fully vested and free of all restrictions and all other stock-based awards shall become fully vested, exercisable or free of all restrictions, as the case may be.

   In the event of an acquisition of 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us, then all options and stock appreciation rights become fully vested and exercisable. If we execute an agreement to:

o merge or consolidate and our stockholders before the transaction own less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

o   sell all or substantially all of our assets, or

o   completely liquidate,

then all options and stock appreciation rights become fully vested and exercisable and the Board of Directors may, in its discretion, terminate any unexercised awards, or permit the acquiring or succeeding corporation to assume or substitute equivalent options or stock appreciation rights for ours.

        The Board of Directors may terminate or amend the Stock Incentive Plan at any time. Our stockholders must approve any increase in the total number of shares available under the Stock Incentive Plan. No awards may be made under the Stock Incentive Plan after September 2007.

        As of March 31, 1999, we had outstanding 3,531 nonqualified stock options under our previous stock option plan, the Trimeris, Inc. Stock Option Plan, at a weighted average exercise price of $0.425 per share. The Board of Directors has determined not to grant additional options under this plan.

New Plan Benefits and Option Grant Table

    Because the Stock Incentive Plan is discretionary, benefits to be received by individual optionees are not determinable. However, each of the Directors serving at the Annual Meeting will receive an automatic option grant to purchase 10,000 shares on the date of the Annual Meeting with an exercise price per share equal to the closing price per share of common stock on the date of the Annual Meeting. The table below shows, as to each of the Named Executive Officers (as defined in the Summary Compensation Table on page 14) named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of common stock for which options have been granted under the Stock Incentive Plan for the one-year period ending December 31, 1998 plus the period through March 31, 1999 and (ii) the weighted average exercise price per share.

                                                                                Weighted Average
                                                           Number of            Exercise Price of
Name and Position                                        Option Shares           Granted Options
------------------                                       -------------          -----------------
Dani P. Bolognesi
 Chief Executive Officer and
 Chief Scientific Officer                                    54,500                  $  7.98

Matthew A. Megaro
 President, Chief Financial Officer,
 and Secretary                                               70,000                     8.00

M. Ross Johnson
 Former President, Chief Executive Officer and
 Chief Scientific Officer                                   135,000                     8.00

All current executive officers as a group (2 persons)       122,000                     8.00

All current directors (other than executive officers) as a
 group (5 persons)                                          102,500                     7.81

All employees, including current officers who are not
 executive officers as a group (36 persons)                 284,100                     7.89


Tax Effects of Stock Incentive Plan Participation

    The following discussion of the federal income tax consequences of awards granted under the Stock Incentive Plan is intended only as a summary of the federal income tax treatment of stock options (Incentive Stock Options "ISOs" and Non-Qualified Stock Options "NQSOs"), and other stock awards under the Stock Incentive Plan as of the date of this Proxy Statement. The federal income tax laws pertaining to the Stock Incentive Plan are highly technical and such laws are subject to change at any time. Some variations on the federal income tax effects of Stock Incentive Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Exchange Act. This discussion also does not address applicable tax withholding requirements which apply to substantially all awards under the Stock Incentive Plan.

    INCENTIVE STOCK OPTIONS. Although the Company has obtained neither a letter ruling from the Internal Revenue Service (the "IRS") nor an opinion of counsel stating that the ISO provisions of the Stock Incentive Plan constitute an incentive stock option under the applicable federal income tax laws, it is expected that the options granted under the ISO provisions of the Stock Incentive Plan will qualify as ISOs for federal income tax purposes subject to disqualification as provided by the federal income tax laws.

    In general, no taxable income will be realized by an optionee, and no federal income tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The federal income tax consequences of a disposition of common stock received pursuant to the exercise of an ISO will depend upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (1) two years from the date of the grant of the ISO, or (2) one year after the date of the transfer of the shares to him (the "Holding Period"), then the optionee will be taxed according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares of common stock, which difference will be capital gain if the shares are held as a capital asset. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For purposes of this discussion, "disposition" means a lifetime transfer of legal title, such as by sale, exchange or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

    The Holding Period will not apply to an ISO that is exercised after the optionee's death by his estate or by a person who acquired the right to exercise it by bequest or inheritance or otherwise by reason of the optionee's death. The Holding Period will apply if the optionee dies after he exercises his ISO. In that case, his estate, or any other person holding the shares acquired pursuant to the ISO, must either hold the shares for the applicable Holding Period or suffer the tax consequences discussed below for a "disqualifying disposition."

    A "disqualifying disposition" takes place if the optionee makes a disposition of the shares of common stock acquired through the exercise of an ISO before satisfying the Holding Period. If a "disqualifying disposition" occurs, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (1) the fair market value of the common stock on the date of exercise of the ISO minus the option price, or (2) the amount realized on the disposition minus the option price. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as a compensation expense, the amount so included as ordinary income by the optionee.

    Under the Stock Incentive Plan, an optionee who exercises an option may be allowed to pay for his shares with cash or with shares of Stock of the Company, including shares acquired in a prior ISO exercise.

    In order for an ISO granted under the Stock Incentive Plan to be governed by the general rules pertaining to ISOs, the optionee must be an employee of the Company for the entire time from the date the ISO is granted until three months before its exercise. An optionee who is disabled has twelve months rather than three months after leaving employment to exercise his ISOs. These employment requirements do not apply if the optionee dies before exercising an ISO, but in such circumstances the employment requirement must have been met by the employee at his death.

    The federal alternative minimum tax consequences of the exercise of an ISO under the Stock Incentive Plan may differ from the federal income tax consequences of such exercise. The alternative minimum tax consequences of the disposition of shares acquired upon the exercise of an ISO may also differ from the regular income tax consequences of such disposition. The difference between the option price and the fair market value of the shares upon exercise will be an item of adjustment subject to the federal alternative minimum tax. For purposes of the individual alternative minimum tax, the income tax rules governing the transfer of property in connection with the performance of services apply, not the income tax rules applicable only to ISOs. For example, if an optionee acquires shares pursuant to the exercise of an ISO under the Stock Incentive Plan and disposes of the shares in the same taxable year, tax treatment under the regular income tax and the alternative minimum tax will be the same. If, however, the shares are disposed of in a disqualifying disposition in a later taxable year, the difference between the option price and the fair market value of the shares will be included in alternative minimum taxable income in the year of exercise; such amount would be included in regular taxable income, but not in alternative minimum taxable income, in the year of the disposition. Similarly, if an optionee acquires shares pursuant to the exercise of an ISO under the Stock Incentive Plan and disposes of the shares after the Holding Period is satisfied, the difference between the option price and the fair market value of the stock at the time of exercise will be included in alternative minimum taxable income, but not in regular taxable income, in the year of exercise, and for alternative minimum tax purposes the cost basis of the shares will be the sum of the option price and the amount of income included in alternative minimum taxable income in the year of exercise.

    NONSTATUTORY (OR NON-QUALIFIED) STOCK OPTIONS. Holders of NQSOs will not be entitled to the special tax treatment afforded by Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    Under the Code, an optionee granted a NQSO will realize no taxable income upon grant of the NQSO, but will be deemed to have realized ordinary taxable income equal to the excess of the fair market value of the common stock acquired at the time of the exercise of the NQSO over the option price paid, unless at the time of exercise the common stock remains subject to a "substantial risk of forfeiture" as defined in Section 83 of the Code. Whether an optionee who exercises a NQSO under the Stock Incentive Plan will acquire the common stock subject to a substantial risk of forfeiture will depend upon the terms of the NQSO award as determined by the Committee. For a complete discussion of the income tax treatment when a participant acquires the Company's common stock subject to a "substantial risk of forfeiture," see "Restricted Stock" below. The Company is required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NQSO.

    An optionee's tax basis in shares acquired upon the exercise of a NQSO will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the NQSO. Upon any sale of such shares of common stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be short-term or long-term capital gain or loss, depending on whether the shares have been held for more than the long-term capital gain holding period. In general, when a NQSO is exercised by the exchange of previously acquired common stock, the optionee receives a tax-free exchange and basis carryover from the old shares to an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the NQSO, plus the amount of cash paid by the optionee upon the exercise of the NQSO.

    RESTRICTED STOCK. A recipient of restricted stock, or any other stock award under the Stock Incentive Plan that is subject to a "substantial risk of forfeiture", generally will be subject to federal income tax at ordinary income rates on the excess of the fair market value of the restricted stock at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code ("restrictions") over the purchase price, if any, of such restricted stock.

    Despite the general tax treatment of restricted stock described above, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the shares will have ordinary taxable income on the date of transfer of the shares equal to the excess of the fair market value of such shares on the transfer date, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. No additional ordinary taxable income will then be recognized when the restrictions expire, although any gain on disposition of the stock will be subject to tax as discussed below. If the shares subject to such election are forfeited, the recipient will only be entitled to a deduction, refund or loss for tax purposes equal to the purchase price, if any, of the forfeited shares, regardless of whether the recipient made an election under Code Section 83(b).

    Upon the sale of any stock following the expiration of the forfeiture period for restricted stock or upon the sale of stock for which a timely election under Code Section 83(b) was made, the participant will realize capital gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock. The holding period to determine whether the participant has long-term or short-term capital gain will generally begin when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant timely elects to be taxed as of the date of transfer of the shares, the holding period will commence on such date, and the tax basis will be equal to the fair market value of the shares on such date, determined without regard to the restrictions.

    The Company will be entitled to a deduction for federal income tax purposes in the year the income is taxable to the participant in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award.

    STOCK AWARDS. Unrestricted awards of stock will be taxable to the participant and deductible by the Company at the time of the award in an amount equal to the fair market value of the shares at that time. If the shares are subject to forfeitability and nontransferability restrictions, the participant may either elect immediate taxation in an amount equal to the fair market value of the shares at the time of the award, less any payment therefor, or delay the recognition of taxable income in an amount equal to the fair market value of the shares, less the purchase price, if any, when the restrictions lapse. See "Restricted Stock" above. Upon a sale of shares received as a stock award, the participant will realize capital gain or loss in an amount equal to the difference between the amount realized and the participant's tax basis, which is generally the amount of ordinary income previously recognized plus any cash payment. The Company will be entitled to a deduction for federal income tax purposes in the year the income is taxable to the participant in an amount equal to the ordinary income realized by the participant as a result of the stock award.

    PAYMENTS UPON CHANGE IN CONTROL. The Stock Incentive Plan provides for the acceleration of payment of awards and related shares of common stock in the event of certain acquisition events or other change in control of the Company, as defined in the Stock Incentive Plan. Such acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

VOTE REQUIRED

  The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to approve the amendment to the Stock Incentive Plan.


RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the ratification and approval of the amendment to the Company's Amended and Restated Stock Incentive Plan to increase the number of shares available for grant by 1,000,000.

                 EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

  The following table sets forth the name, age and position of our executive officers, directors and key employees as of March 31, 1999:

  NAME                              AGE    POSITION
  ----                              ---    --------
 Dani P. Bolognesi, Ph.D............. 57   Chief Executive Officer, Chief Scientific Officer and Director
 Matthew A. Megaro................... 41   President, Chief Financial Officer and Secretary
 Samuel Hopkins, Ph.D................ 40   Vice President of Medical Affairs
 Dennis M. Lambert, Ph.D............. 51   Vice President of Biological and Molecular Sciences
 M.C. Kang, Ph.D..................... 47   Vice President of Development
 Michael A. Recny, Ph.D.............. 43   Vice President of Corporate Development
 Timothy J. Creech................... 38   Director of Finance and Administration
 Jesse I. Treu, Ph.D.(1)............. 52   Chairman of the Board of Directors
 Jeffrey M. Lipton(2)................ 56   Vice Chairman of the Board of Directors
 Brian H. Dovey(2)................... 57   Director
 Charles A. Sanders, M.D.(1)(2)...... 67   Director
 J. Richard Crout, M.D.(1)........... 69   Director


(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

DANI P. BOLOGNESI, PH.D. is a founder of Trimeris, has been a director since its inception and was named Chief Executive Officer and Chief Scientific Officer in March 1999. Dr. Bolognesi held a number of positions at Duke University since 1971, and served as James B. Duke Professor of Surgery, Professor of Microbiology/Immunology, Vice Chairman of the Department of Surgery for Research and Development and Director of the Duke University Center for AIDS Research from 1989 to March 1999. From 1988 to March 1999, Dr. Bolognesi was the Director of the Central Laboratory Network that supports all HIV vaccine clinical trials sponsored by the National Institutes of Health. Dr. Bolognesi received his Ph.D. degree in Virology from Duke University.

MATTHEW A. MEGARO joined Trimeris as Chief Financial Officer and Vice President of Business Development in March 1995, was named Chief Operating Officer, Executive Vice President and Secretary of Trimeris in June 1997 and was named President of Trimeris in March 1999. Prior to joining Trimeris, Mr. Megaro was Chief Operating Officer of Parnassus Pharmaceuticals, Inc., a biopharmaceutical company, from January 1994 to October 1994. In October 1994, Parnassus filed for protection under the United States Bankruptcy Code. From 1988 to January 1994, Mr. Megaro was Chief Financial Officer and Vice President of Finance and Administration of Athena Neurosciences, Inc., a biopharmaceutical company.

SAMUEL HOPKINS, PH.D. joined Trimeris as Director of Drug Development in April 1995 and was named Vice President of Medical Affairs in June 1997. From 1991 to April 1995, Dr. Hopkins held various positions at Cato Research, Ltd., a contract research organization, most recently serving as Director of Oncology and Antiviral Drug Product Development and Senior Clinical Research Scientist. From 1987 to 1991, Dr. Hopkins was a Senior Research Scientist in the Division of Virology at Burroughs Wellcome Co., a multinational pharmaceutical company. Dr. Hopkins received his Ph.D. degree in Biochemistry and Biophysics from the Medical College of Virginia.

DENNIS M. LAMBERT, PH.D. joined Trimeris as Director of Virology in July 1993, was named Senior Director of Virology and Molecular Biology in September 1995, and was named Vice President of Biological Molecular Sciences in June 1997. From 1988 to July 1993, Dr. Lambert was Assistant Director, Department of Molecular Virology and Host Defense, at SmithKline Beecham Corp., a pharmaceutical company. Dr. Lambert received his Ph.D. degree in Microbiology/Virology from Indiana State University at Terre Haute.

M.C. KANG, PH.D. joined Trimeris as a consultant in October 1995 and was named Director of Chemistry in August 1996 and Vice President of Development in September 1998. Prior to joining Trimeris, Dr. Kang held various positions at Glaxo plc from 1990 to October 1995, most recently serving as Director of Chemical Development. From 1986 to 1990, Dr. Kang was a Development Chemist in the Medical Products Division at E.I. DuPont de Nemours & Co., a chemical company. Dr. Kang received his Ph.D. degree in Synthetic Organic Chemistry from Oregon State University.

MICHAEL A. RECNY, PH.D. joined Trimeris as Director of Biochemical Sciences in March 1995, was named Director of Business Development in November 1996 and Vice President of Corporate Development in January 1999. Prior to joining Trimeris, Dr. Recny was Senior Director of Biological Sciences at Parnassus from November 1993 to October 1994. From 1988 to November 1993, Dr. Recny was Director of Protein Biochemistry at Procept, Inc., a biopharmaceutical company. Prior to joining Procept, Inc., Dr. Recny was a Staff Scientist/Laboratory Head at Genetics Institute Inc., a biopharmaceutical company. Dr. Recny received his Ph.D. degree in Biochemistry from the University of Illinois at Urbana-Champaign.

TIMOTHY J. CREECH, C.P.A. joined Trimeris as Director of Finance and Administration in July 1997. From July 1996 to June 1997, prior to joining Trimeris, Mr. Creech was Corporate Controller at Performance Awareness Corporation, a software company. From December 1993 to July 1996, Mr. Creech was Director of Finance at Avant! Corporation, a software company. From 1990 to December 1993, Mr. Creech was a senior manager at KPMG LLP, independent auditors for Trimeris.

JESSE I. TREU, PH.D. has been Chairman of the Board of Directors of Trimeris since its inception. Dr. Treu will resign as Chairman of the Board of Directors in June 1999 at the annual meeting of stockholders, but will seek re-election to the Board at the annual meeting. Since 1986, Dr. Treu has been a Managing Member of Domain Associates, LLC, a venture capital firm specializing in investments in life sciences. Dr. Treu serves on the Boards of Directors of Focal, Inc. and GelTex Pharmaceuticals, Inc. Dr. Treu received his Ph.D. degree in Physics from Princeton University.

JEFFREY M. LIPTON has been a director of Trimeris since June 1998. Mr. Lipton has been Vice Chairman of the Board since March 1999 and will be appointed Chairman of the Board of Directors in June 1999 at the annual meeting of stockholders. Since July 1998, Mr. Lipton has been President and Chief Executive Officer of NOVA Chemicals Corporation, a chemicals company headquartered in Calgary, Alberta, Canada. Mr. Lipton was President of NOVA Corporation, a worldwide natural gas services and petrochemicals company from September 1994 until July 1998, a director from April 1996 until July 1998, Senior Vice President from 1993 until February 1994 and Senior Vice President and Chief Financial Officer until September 1994. Prior to NOVA, Mr. Lipton was with E.I. Du Pont De Nemours & Co. for 29 years, holding a number of senior management positions, including Vice President, Medical Products, Vice President, Polymer Products, Vice President, Corporate Marketing and Continuous Improvement, and Vice President, Corporate Plans. Mr. Lipton is a director of NOVA Chemical Corporation, Chairman of the Board of Directors of Methanex Corporation and the American Plastics Council, and a Director of Dynergy Corporation, Calgary Laboratory Services, Public Policy Forum, and the Chemical Manufacturers' Association.

BRIAN H. DOVEY has been a director of Trimeris since its inception. Since 1988, Mr. Dovey has been a Managing Member of Domain Associates, LLC, a venture capital firm specializing in investments in life sciences. Mr. Dovey is Chairman of the National Venture Capital Association and is a member of the Boards of Trustees of the Coriell Institute, the Wistar Institute, and the University of Pennsylvania School of Nursing. Mr. Dovey is Chairman of the Board of Directors of Creative BioMolecules, Inc. and also serves on the Boards of Directors of Connetics Corporation, NABI, Inc., U.S. Bioscience, Inc. and Vivus, Inc.

CHARLES A. SANDERS, M.D. has been a director of Trimeris since October 1996. From 1989 to May 1995, Dr. Sanders was Chairman of the Board of Directors and Chief Executive Officer of Glaxo and a member of the Board of Directors of Glaxo. Prior to joining Glaxo, Dr. Sanders held a number of positions at Squibb Corporation, a multi-national pharmaceutical corporation, including Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Dr. Sanders serves on the Boards of Directors of Magainin Pharmaceuticals, Inc., Vertex Pharmaceuticals Incorporated, Kendle International Inc., Scios Inc., Pharmacopeia, Inc., and Staffmark, Inc. Dr. Sanders received an M.D. degree from Southwestern Medical College of the University of Texas.

J. RICHARD CROUT, M.D. has been a director of Trimeris since November 1998. Since 1994, Dr. Crout has been President of Crout Consulting, a firm that provides consulting advice to pharmaceutical and biotechnology companies on the development of new products. From 1984 to 1993, Dr. Crout was Vice President, Medical and Scientific Affairs with Boehringer Mannheim Pharmaceuticals Corp. From 1973 to 1982, Dr. Crout was Director of the Bureau of Drugs, now known as the Center for Drug Evaluation and Research at the U.S. Food and Drug Administration. Dr. Crout serves on the Boards of Directors of Genelabs Technologies, Inc., and GelTex Corporation. Dr. Crout received an M.D. degree from Northwestern University Medical School.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the annual and long-term compensation paid by the Company during the fiscal years ended December 31, 1998, 1997 and 1996 to the Company's President and Chief Executive Officer and to the Company's other most highly compensated executive officers who were serving as executive officers and whose 1998 compensation exceeded $100,000 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                           -----------------
                                                                        RESTRICTED   SECURITIES
NAME AND                                  ANNUAL COMPENSATION             STOCK      UNDERLYING     ALL OTHER
PRINCIPAL POSITION                        YEAR   SALARY     BONUS        AWARDS(3)    OPTIONS(#)  COMPENSATION
------------------                        ----   ------     -----        ---------   ----------   ------------
Dani P. Bolognesi (1)                     1998    $        $     --        $ --          --           $  --
  Chief Executive Officer and             1997        --         --          --          --              --
  Chief Scientific Officer                1996        --         --          --          --              --

Matthew A. Megaro                         1998   186,000         --(7)       --       70,000             --(6)
  President, Chief                        1997   177,950    117,000          --          --              --
  Financial Officer,                      1996   160,300     34,000          --       51,765(4)          --
  and  Secretary

M. Ross Johnson (2)                       1998   260,004     65,000(8)       --      135,000             --(6)
  Former President, Chief Executive       1997   249,300    200,000          --          --              --
  Officer and Chief Scientific Officer    1996   238,800     50,000          --      117,648(5)          --


(1) Dr. Bolognesi was named Chief Executive Officer and Chief Scientific Officer in March 1999. From September through December 1998, Dr. Bolognesi was a temporary employee and was compensated at an annual rate of $240,000. Prior to September 1998, Dr. Bolognesi was paid $65,154 for his services as a consultant, a director and a member of the Scientific Advisory Board.

(2) Dr. Johnson was named President and Chief Executive Officer in March 1996, and resigned as President, Chief Executive Officer and Chief Scientific Officer in March 1999.

(3) Restricted stock awards of 127,060 and 76,470 shares were granted to Dr. Johnson and Mr. Megaro, respectively, at their fair market value on the date of grant in consideration for full recourse secured promissory notes payable to the Company which bear interest at eight percent per annum. These shares are subject to the Company's right of repurchase and certain other restrictions which lapse ratably over a 48-month period. Aggregate holdings of restricted stock at December 31, 1998 were 103,706 and 54,250 shares for Dr. Johnson and Mr. Megaro, respectively. The market value of these shares based on the closing price of the Company's common stock on December 31, 1998 of $11.75, was $1,218,545 and $637,438 for Dr. Johnson and Mr. Megaro,
    respectively.

(4) In October 1996, the Board of Directors granted options to purchase 23,530 shares, 23,530 shares and 4,705 shares which were scheduled to vest ratably over a 48-month period which commenced in March 1995, July 1995 and March 1996, respectively. In May 1997, the Board of Directors accelerated the vesting of these options subject to certain restrictions on the underlying shares of common stock which lapse over the same period of time over which the options were to vest.

(5) In October 1996, the Board of Directors granted options to purchase 35,295 shares, 35,295 shares and 47,058 shares which were scheduled to vest ratably over a 48-month period which commenced in January 1995, July 1995 and March 1996, respectively. In May 1997, the Board of Directors accelerated the vesting of these options subject to certain restrictions on the underlying shares of common stock which lapse over the same period of time over which the options were to vest.

(6) Beginning in 1998, we matched 100% of a participant's contributions to the Trimeris Employee 401(k) Plan with common stock, provided the participant was employed on the last day of the year. The number of shares issued is based on the contributions to be matched divided by the closing price of the common stock on the last trading day of the year, which was $11.75 on December 31, 1998. Dr. Johnson received 851 shares of stock and is vested in those shares. Mr. Megaro received 851 shares and is vested in 638 of those shares.

(7) During 1998, we accrued approximately $600,000 for the payment of bonuses to our executive officers and employees. The bonuses will be payable upon the completion of certain financing or collaborative transactions. Accordingly, Mr. Megaro may be eligible to receive a bonus for 1998.

(8) Pursuant to his severance agreement, Dr. Johnson will be paid a bonus of $65,000 for 1998.


STOCK OPTION INFORMATION

  The following table contains information concerning stock options granted during the fiscal year ended December 31, 1998 to our Chief Executive Officer and to each of our most highly compensated executive officers, whose salary and bonus for 1998 exceeded $100,000. We have never granted any stock appreciation rights.

               OPTIONS GRANTED IN THE YEAR ENDED DECEMBER 31, 1998


                                                                              POTENTIAL REALIZABLE
                                                                                     VALUE AT
                                     INDIVIDUAL GRANTS                         ASSUMED ANNUAL RATES
                           ---------------------------------------------------           OF
                             NUMBER OF    PERCENT OF                               STOCK PRICE
                            SECURITIES      TOTAL                                  APPRECIATION
                            UNDERLYING  OPTIONS GRANTED  EXERCISE               FOR OPTION TERM(2)
                             OPTIONS    TO EMPLOYEES IN  PRICE PER  EXPIRATION  --------------------
NAME                       GRANTED(#)(1)     1998         SHARE       DATE        5%          10%
----                       -------------     ----         -----       ----        --          ---

Dani P. Bolognesi               52,000        --%(3)     $ 8.00  04/03/2008 $ 262,000  $   663,000
                                 2,500        --%(3)       7.56  06/17/2008    12,000       30,000
Matthew A. Megaro               70,000        14           8.00  04/03/2008   352,000      892,000
M. Ross Johnson                135,000        26           8.00  04/03/2008   679,000    1,721,000


(1) Each option represents the right to purchase one share of common stock. The options shown in this column were all granted pursuant to our Stock Incentive Plan. The options shown in this table become exercisable ratably on a monthly basis over four years from the date of grant. Upon the occurrence of certain events that result in a change of control, all outstanding options granted to all employees, including executive officers, will vest fully.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent an estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(3) During 1998, Dr. Bolognesi was granted non-qualified stock options to purchase an aggregate of 54,500 shares of common stock in his capacity as a member of the Board of Directors and the Scientific Advisory Board and as consultant to Trimeris. The options have exercise prices equal to the fair market values on the date of grant, generally vest over a period of four years and have a term of ten years.



YEAR-END OPTION TABLE

    The following table contains information regarding stock options held by our Chief Executive Officer and each of our most highly compensated executive officers whose salary and bonus for 1998 exceeded $100,000, and the number of and value of any in-the-money options as of December 31, 1998. No options were exercised by any of these executive officers during 1998. The value of unexercised in-the-money options at December 31, 1998 is based on a value of $11.75 per share, the fair market value of our common stock as reflected by the closing price on the Nasdaq National Market on December 31, 1998, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option.

  AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 1998 AND YEAR-END
                                  OPTION VALUES

                                           NUMBER OF SECURITIES
                                                UNDERLYING                      VALUE OF
                                         UNEXERCISED OPTIONS AS OF      IN-THE-MONEY OPTIONS AT
                                            DECEMBER 31, 1998 (#)        DECEMBER 31, 1998 (1)
                       SHARES ACQUIRED      ---------------------        ---------------------
NAME                    ON EXERCISE (#)  EXERCISABLE  UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
----                   ----------------  -----------  -------------    ----------- -------------

Dani P. Bolognesi            --            50,691         41,451      $  427,099    $  207,871
Matthew A. Megaro            --            13,125         56,875          49,219       213,281
M. Ross Johnson              --            25,313        109,687          94,924       411,326



EMPLOYMENT AND SEVERANCE AGREEMENTS

  In April 1999, the Company entered into an employment arrangement with Dr. Bolognesi, its Chief Executive Officer and Chief Scientific Officer. Under this arrangement, Dr. Bolognesi is entitled to receive minimum annual compensation of $285,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to the Company's employees. He will also receive a one-time payment of $40,000 for replacement of lost income. The agreement also provides for a grant of options to purchase 200,000 shares of common stock at the fair market value of such stock on the date of approval by the Compensation Committee. In the event that Dr. Bolognesi's employment is terminated for any reason other than for cause, Dr. Bolognesi's employment arrangement provides that he is entitled to his base salary and benefits for two years from the date of such termination.

  In March 1999, Dr. Johnson resigned as an officer and director of Trimeris and entered into a severance agreement with us. Dr. Johnson will receive salary and benefits until March 2000 based on his annual salary of $271,704 at the time of his resignation. Dr. Johnson will also receive a bonus payment of $65,000 for 1998 and additional compensation of $1,000. In addition, we have agreed to terminate our right of repurchase and other restrictions with respect to approximately 94,414 shares of common stock held by Dr. Johnson. We also accelerated vesting on stock options to purchase approximately 67,500 shares of common stock. Dr. Johnson has agreed not to compete with us for a period of two years from March 12, 1999.

  In February 1995, we entered into an employment arrangement with Mr. Megaro, our President, Chief Financial Officer, and Secretary. Pursuant to this arrangement, if Mr. Megaro's employment is terminated for any reason other than for cause, Mr. Megaro is entitled to receive his base salary and all health insurance and other benefits generally made available to employees for up to six months from the date of such termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Effective April 10, 1997, the Board of Directors established a Compensation Committee which is responsible for determining the salaries and incentive compensation of the executive officers and providing recommendations for the salaries and incentive compensation of all other employees and consultants. The Compensation Committee also administers our benefit plans, including the Stock Incentive Plan. Mr. Dovey serves as the Chairman of the Compensation Committee and the other members of the committee are Dr. Sanders and Mr. Lipton. None of Mr. Dovey, Mr. Lipton or Dr. Sanders has served as an officer or employee of Trimeris. Dr. Bolognesi was a member of the Compensation Committee until March 1999. From September through December 1998, he served as a temporary employee of Trimeris and was compensated at an annual rate of $240,000 which was approved by other members of the Compensation Committee. Prior to 1998, Dr. Bolognesi was not an employee or officer of Trimeris.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors offers this report regarding compensation for the Company's executive officers and Chief Executive Officer. The Compensation Committee is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and practices, including the establishment of the annual total compensation for the Chief Executive Officer and all executive officers.

                          GENERAL COMPENSATION POLICY

  Our primary objective is to maximize the value of our shares over time. The Compensation Committee, with this objective in mind, authorizes compensation packages for our executive officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of our business objectives. In addition, the Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies.

    We compensate our executive officers with a combination of salary and incentives designed to encourage efforts to achieve both our short-term and long-term goals. The compensation structure attempts to reward both individual contributions as well as our overall performance. Traditional measures of corporate performance, such as earnings per share or sales growth, are not applicable to the performance of development stage biopharmaceutical companies like Trimeris. As a result, in making executive compensation decisions, the Committee evaluates other indications of performance, such as achieving milestones in the development of its drug candidates and raising the capital needed for its operations.

    The basic components of our compensation packages for our executive officers include the following:

        -    Base Salary
        -    Bonuses
        -    Long-term Incentives
        -    Benefits

    Each executive officer's compensation package contains a mix of these components and is designed to provide a level of compensation competitive with the compensation paid to comparable officers of similar biopharmaceutical companies. The Committee favors a compensation structure that aligns the long-term interests of its executive officers with the interests of its stockholders, and as a result places significant weight upon long-term incentives in the form of stock options.

    BASE SALARY and increases in base salary are determined by both individual and Company performance and the salary levels in effect for similar biopharmaceutical companies. During 1998, the Committee attempted to keep the base salaries of our officers at a level around the median range of the salaries of officers in similar biopharmaceutical companies. In addition, the Committee considered the following factors in setting the base salaries for executive officers during 1998: our initiation of a Phase II clinical trial for T-20, progress made in the development of a manufacturing process, and any special expertise of a particular executive.

    BONUSES are awarded by the Committee based upon its evaluation of the performance of each executive officer and the achievement of Company goals during the year. In 1998, no annual bonuses were awarded to the Named Executive Officers, however a bonus pool of approximately $600,000 was accrued for payment of bonuses to our executive officers and employees. The bonuses will be payable upon the completion of certain financing or collaborative transactions.

    LONG-TERM INCENTIVE compensation in the form of stock options is expected to be the largest element of total compensation over time in order to conserve our cash resources, to align the long-term interests of each officer with the interests of our stockholders and to provide long-term incentives for the individual officer to remain with the Company. Under our stock option plan, grants are generally priced at the fair market value on the date of grant, vest over a period of four years and have a term of ten years. Grants are made to all employees on their date of hire based on salary level and position. All employees, including executive officers, are eligible for subsequent discretionary grants which are generally based on either individual or corporate performance. The size of the option grant to each officer is based on the officer's current position and expected future contributions to our business. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership.

    BENEFITS offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all our regular employees.

                                CEO COMPENSATION

  Dr. Johnson's 1998 base salary of $260,000 represented an increase on an annualized basis of approximately 4% over his annualized base salary during 1997. Dr. Johnson received no cash bonuses during 1998.

  The Committee expected that the stock options granted to Dr. Johnson would represent the largest element of his compensation and provide a direct link between Dr. Johnson's compensation and the Company's performance. During 1998, Dr. Johnson received an option grant to purchase 135,000 shares of the Company's common stock at a price of $8.00 per share, the fair market value of the common stock on the date of grant. These options were to vest over a four year period as long as Dr. Johnson continues to remain employed by the Company. As with the other Named Executive Officers, the options granted to Dr. Johnson were awarded based on the significant milestones achieved by the Company during 1998. The Committee believes that the option grant was within the median range of the grants to chief executive officers in comparable companies.

  Dr. Bolognesi's 1999 base salary of $285,000 and his bonus plan were arrived at using various surveys regarding executive compensation at similar biopharmaceutical companies. The Committee attempted to keep Dr. Bolognesi's base salary at a level around the median range of the salaries of officers with similar responsibilities in similar biopharmaceutical companies.

    The Committee expects that the stock options granted to Dr. Bolognesi will represent the largest element of his compensation and provide a direct link between Dr. Bolognesi's compensation and the Company's performance. Dr. Bolognesi received an initial option grant to purchase 200,000 shares of the Company's common stock at the fair market value of the common stock on the date of grant. These options vest over a four year period as long as Dr. Bolognesi continues to remain employed by the Company. The Committee believes that the option grant was within the median range of the grants to chief executive officers in comparable companies. It is the Committee's judgment that Dr. Bolognesi's scientific and management leadership is extremely important to the Company, and it is therefore essential to provide Dr. Bolognesi with a significant unvested stock ownership position in the Company.


              COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

              Brian H. Dovey, Chairman
              Dr. Charles Sanders, M.D.
              Jeffrey M. Lipton

PERFORMANCE GRAPH

    The following graph compares total stockholder returns since we became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index"). The total return assumes the investment of $100 on October 7, 1997 in each of (i) our common stock, (ii) the Nasdaq Broad Index and (iii) the Nasdaq Pharmaceutical Index, and the reinvestment of dividends, although dividends have not been declared on our common stock. The Nasdaq Pharmaceutical Index is made up of all companies with the standard industrial classification (SIC) Code 283 (category description "Drugs"). The stockholder return shown on the graph below is not necessarily indicative of future performance and we will not make or endorse any predictions as to future stockholder returns.

    We completed our initial public offering on October 7, 1997 at a per share price of $12.00. The closing price of Common Stock on October 8, 1997, its first day of public trading, was $12.25 per share. The graph above commences with the first trading day closing price of $12.25 per share.

       COMPARATIVE TOTAL RETURNS OCTOBER 8, 1997 THROUGH DECEMBR 31, 1998



                     [GRAPH PLOTTED TO POINTS LISTED BELOW]




                             CUMULATIVE TOTAL RETURN


                          10/8/97  12/31/97  3/31/98  6/30/98  9/30/98  12/31/98

  TRIMERIS, INC.           100       106       61        60      41        96
  NASDAQ STOCK MARKET-US   100        91      106       109      99       127
  NASDAQ PHARMACEUTICALS   100        87       95        88      83       111

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE COMPENSATION COMMITTEE REPORT AND STOCK PERFORMANCE GRAPH ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY US UNDER THOSE STATUTES.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Since February 1995, we have issued an aggregate of 274,514 shares of common stock to Dr. Johnson, our former President, Chief Executive Officer and Chief Scientific Officer, at an aggregate purchase price of $123,300. In June 1997, we issued to Dr. Johnson an aggregate of 127,060 shares of common stock at an aggregate purchase price of $54,000 in consideration for a full recourse secured promissory note payable to Trimeris, which bears interest at 8% per annum and is due in June 1999. In May 1997, we issued to Dr. Johnson an aggregate of 117,648 shares of common stock upon the exercise of stock options granted to Dr. Johnson at an aggregate exercise price of $40,000 in consideration for a full recourse secured promissory note payable to Trimeris, which bears interest at 8% per annum and is due in May 1999. In April 1997, we issued to Dr. Johnson an aggregate of 33,333 shares of Series C preferred stock which converted into a total of 3,922 shares of common stock upon the completion of our initial public offering at an aggregate purchase price of $20,000. In February 1995 and October 1996, we issued to Dr. Johnson an aggregate of 25,884 shares of common stock at an aggregate purchase price of $9,300.

  In March 1999, Dr. Johnson resigned as an officer and director of Trimeris and entered into a severance agreement with us. See "Employment and Severance Agreements".

  Since March 1995, we have issued an aggregate of 146,080 shares of common stock to Mr. Megaro, our President and Chief Financial Officer, at an aggregate purchase price of $80,000. In June 1997, we issued to Mr. Megaro an aggregate of 76,470 shares of common stock at an aggregate purchase price of $32,500, in consideration for a full recourse secured promissory note payable to us, which bears interest at 8% per annum and is due in June 1999. In May 1997, we issued to Mr. Megaro an aggregate of 51,766 shares of common stock upon the exercise of certain options granted to Mr. Megaro at an aggregate exercise price of $17,600, in consideration for a full recourse secured promissory note payable to us, which bears interest at 8% per annum and is due in May 1999. In April 1997, we issued to Mr. Megaro an aggregate of 41,667 shares of Series C preferred stock, which converted into a total of 4,902 shares of common stock at the time of our initial public offering at an aggregate purchase price of $25,000. In March 1995 and October 1996, we issued to Mr. Megaro an aggregate of 12,942 shares of common stock at an aggregate purchase price of $4,900. Certain shares of common stock purchased by Mr. Megaro are subject to our right of repurchase and certain other restrictions which lapse over a period of time.

  Between January and April 1997, we sold an aggregate of 5,000,001 shares of Series C preferred stock to Domain Partners II, L.P., Domain Partners III, L.P., DP III Associates and Biotechnology Investments Limited at an aggregate purchase price of approximately $3,000,000. Dr. Treu and Mr. Dovey, who are members of our Board of Directors, are general partners of the general partners of Domain Partners II, L.P., Domain Partners III, L.P. and DP III Associates, L.P. Domain Associates, of which Dr. Treu and Mr. Dovey are general partners, is the U.S. venture capital advisor to Biotechnology Investments Limited. All of these shares of preferred stock that were issued and outstanding prior to our initial public offering were converted into an aggregate of 588,235 shares of common stock upon the completion of that offering.

  For information regarding employment agreements with our executive officers, see "Employment and Severance Agreements." For information regarding compensation of directors, see "Election of Directors - Directors' Compensation." For information regarding stock options, see " Stock Option Information."


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market ("Nasdaq"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Trimeris with copies of all reports they file pursuant to Section 16(a).

    Based solely on a review of the copies of such reports furnished to us, or written representations that no Form 5s were required, we believe that, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were satisfied.

            STOCKHOLDER PROPOSALS FOR PROXY STATEMENT FOR 2000 ANNUAL
                            MEETING OF STOCKHOLDERS

    Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2000 must be received by us no later than January 20, 2000, in order to be included in the proxy statement and related proxy materials. Proposals must comply with all of the requirements of Rule 14a-8 of the Exchange Act, as well as the requirements of our Charter and Bylaws. Under Rule 14a-4 of the Exchange Act, we will be able to use proxies given to us for next year's meeting to vote for or against any stockholder proposal that is submitted other than pursuant to Rule 14a-8 at our discretion, unless the proposal is submitted to us not less than 60 days nor more than 90 days prior to next year's meeting or, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made, not less than 10 days following the date on which notice of the meeting was given or public disclosure was made, whichever occurs first.

                                    FORM 10-K

    WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR EXECUTIVE OFFICES WHICH ARE LOCATED AT 4727 UNIVERSITY DRIVE, DURHAM, NORTH CAROLINA 27707.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated:  May __, 1999

By Order of the Board of Directors,



Matthew A. Megaro, Secretary

APPENDIX A

                                 TRIMERIS, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

              (formerly, the Trimeris, Inc. New Stock Option Plan)


1.      Purpose

        The Trimeris, Inc. Amended and Restated Stock Incentive Plan (formerly, the Trimeris, Inc. New Stock Option Plan) (the "Plan") is established to advance the interests of the Company's stockholders by creating an incentive for, and enhancing the Company's ability to attract, retain and motivate, key employees, directors and consultants or advisors of Trimeris, Inc. and any successor corporations thereto (collectively, the "Company") or future parent and/or subsidiary corporations of such corporation (as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code")) (all of whom, along with the Company, sometimes being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group") by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

2.      Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant." The Board of Directors of the Company (the "Board"), in its sole discretion, shall determine which persons shall be granted Awards under the Plan. A director of the Company shall be eligible to be granted an Incentive Stock Option (as hereinafter defined) only if the director is also an employee of the Company. A consultant or advisor to the Company or a non-employee director of the Company shall be eligible to be granted only Awards other than Incentive Stock Options. Participants may, if otherwise eligible, be granted additional Awards.

3.      Administration; Delegation

        (a) ADMINISTRATION BY BOARD. The Plan shall be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

        (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

        (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a "Committee"). For so long as the common stock, $.001 par value per share (the "Common Stock"), of the Company is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in
Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.      Stock Available For Awards

        (a) NUMBER OF SHARES. Subject to adjustment under Section 4(b), Awards may be made under the Plan for up to a maximum of One Million Six Hundred and Two Thousand Nine Hundred Forty-One (1,602,941) shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) ADJUSTMENTS TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to each outstanding Restricted Stock Award (as defined below), and (iv) the terms of each other outstanding stock-based Award, if any, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(b) applies and Section 9(a) also applies to any event, Section 9(a) shall be applicable to such event, and this Section 4(b) shall not be applicable.

5.      Stock Options

        (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Any Option granted to a Participant who is subject to the provisions of Section 16 of the Exchange Act shall not become exercisable for a period of at least six (6) months following the date of grant. An Option which is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option."

        (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant who has been awarded an Option (an "Optionee"), or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c) EXERCISE PRICE. The Board shall establish, in its sole discretion, the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value of a share of Common Stock on the date of grant of such Incentive Stock Option, as determined by the Board in good faith (the "Fair Market Value"), and (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall be not less than one hundred ten percent (110%) of the Fair Market Value. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted by the Board in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code. Nothing hereinabove shall require that any such assumption or modification result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

        (d) $100,000 LIMITATION. The aggregate fair market value, determined as of the date on which an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a Nonstatutory Stock Option to the extent of such excess.

        (e) TIME FOR GRANTING INCENTIVE STOCK OPTIONS. All Incentive Stock Options must be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

        (f) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted and (iii) no Incentive Stock Option shall be exercisable after the date the Optionee's employment with the Participating Company Group is terminated for cause (as determined in the sole discretion of the Board); and provided, further, that an Option shall terminate and cease to be exercisable no later than three (3) months after the date on which the Optionee terminates employment with the Participating Company Group, unless Optionee's employment with the Participating Company Group shall have terminated as a result of the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code). In the event the Optionee's employment with the Participating Company Group shall have terminated due to Optionee's disability (within the meaning of Section 22(e)(3) of the Code), the Option shall terminate and cease to be exercisable no later than twelve (12) months from the date on which the Optionee's employment terminated. In the event the Optionee's employment with the Participating Company Group shall have terminated due to Optionee's death, the Option shall become immediately vested and exercisable and remain exercisable until the Option shall terminate no later than twelve (12) months from the date on which the Optionee's employment terminated.

        (g) EXERCISE OF OPTIONS. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (h) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

               (1)    in cash or by check, payable to the order of the Company;

               (2) except as the Board may otherwise provide in an option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

               (3) to the extent permitted by the Board and expressly provided in an option agreement, (i) by delivery of shares of Common Stock owned by the Optionee valued at their Fair Market Value, which Common Stock was owned by the Optionee at least six (6) months prior to such delivery, (ii) to the extent permitted by applicable law, by delivery of a promissory note of the Optionee to the Company secured by valuable collateral acceptable to the Board and on other terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

               (4) any combination of the above permitted forms of payment.

6.      Restricted Stock

        (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award, and subject to such other terms and conditions as the Board shall determine (each, a "Restricted Stock Award").

        (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the duration of restrictions, conditions for repurchase (or forfeiture) and the issue price, if any; provided, however, that any Restricted Stock Award granted to a Participant who is subject to the provisions of Section 16 of the Exchange Act shall restrict the release of shares under the Restricted Stock Award for a period of at least six (6) months from the date of grant. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and held in escrow by the Company, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.      Other Stock-based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.      General Provisions Applicable to Awards

        (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

        (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same of a different type, changing the date or exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g) CONDITIONS ON DELIVERY OF STOCK. The Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

9.      Acquisition Events

        (a) CONSEQUENCES OF ACQUISITION EVENTS. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company:

               (i) Upon the occurrence of an Acquisition Event (as hereinafter defined),

                      (A) all Restricted Stock Awards then outstanding shall become fully vested and immediately free of all restrictions; and

                      (B) all other stock-based Awards other than Options and stock appreciation rights shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

                      (ii) Upon the execution by the Company of an agreement to effect an Acquisition Event other than a Change of Control Event (as hereinafter defined), all Options and stock appreciation rights then outstanding shall become fully vested and immediately exercisable in full upon the occurrence of the Acquisition Event or such earlier date as may be specified by the Board by written notice to the Participants, and the Board may take one or both of the following additional actions with respect to then outstanding Options and stock appreciation rights: (A) provide that such Options and stock appreciation rights shall be assumed, or equivalent Options or stock appreciation rights be substituted by the acquiring or succeeding corporation (or an affiliate thereof), or (B) upon written notice to the Participants, provide that all then unexercised Options and stock appreciation rights will terminate to the extent not exercised by the Participants prior to the consummation of such Acquisition Event or such earlier date as may be specified by the Board by written notice to Participants.

                      (iii) Upon the occurrence of a Change of Control Event, all Options and stock appreciation rights then outstanding shall become fully vested and immediately exercisable in full.

        As used herein, an "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company (an event specified in this clause (d) being referred to as a "Change of Control Event").

        (b) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

10.     Miscellaneous

        (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any right as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c) STATUS OF RIGHTS TO PAYMENTS UNDER PLAN. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

        (d) SUBJECT TO LAW. The Plan and the grant of Awards hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

        (e) SEVERABILITY. If any provision of this Plan or an option agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any agreement evidencing an Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the agreement, it shall be stricken and the remainder of the Plan or the agreement shall remain in full force and effect.

        (f) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Incentive Stock Option granted to an Optionee shall be effective unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (g) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no increase in the total number of shares available for Awards under the Plan (except by operation of the provisions of Section 4(b) above) or for grants of Incentive Stock Options under the Plan may be made, unless and until such amendment shall have been approved by the Company's stockholders.

        (h) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 422 of the Code.

        (i) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                      Adopted by the Board of Directors
                                      On October 1, 1997.
                                      Approved by the stockholders of the
                                      Company on October 1, 1997

                                 TRIMERIS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Dr. Dani P. Bolognesi and Matthew A. Megaro, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Trimeris, Inc. to be held on Wednesday, June 23, 1999, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

               PLEASE SIGN AND DATE ON REVERSE SIDE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                  TRIMERIS, INC. ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 23, 1999

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of Directors:


[    ] Vote FOR all nominees at right (except as withheld in the space below)

                                                        NOMINEES:
                                                        Jesse I. Treu, Ph.D.
                                                        Charles A. Sanders, M.D.
[    ] Vote WITHHELD  ____________________
                      name of nominee

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE BOX "VOTE WITHHELD" AND WRITE THE NOMINEE'S NAME ON THE LINE ABOVE.

2. Ratification of Accountants: Ratification and approval of the selection of KPMG LLP as independent accountants for the fiscal year ending December 31, 1999.

[   ] FOR                [   ] AGAINST            [   ] ABSTAIN

3. Ratification of an amendment to the Company's Amended and Restated Stock Incentive Plan to increase the number of shares available for grant by 1,000,000.

[   ] FOR                [   ] AGAINST            [   ] ABSTAIN

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING  [   ]


-------------------------               ---------------------------
 SIGNATURE OF STOCKHOLDER               PRINTED NAME OF STOCKHOLDER

----------------------------                         Dated: ________, 1999
  TITLE (IF APPROPRIATE)

Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.